Press Release
TechnipFMC Announces Third Quarter 2022 Results

•Subsea inbound of $1.4 billion supports full-year outlook for orders to approach $7 billion
•Surface Technologies inbound of $449 million driven by Middle East; book-to-bill of 1.4
•Cash provided by operating activities of $212 million; free cash flow of $181 million
•Repurchased $50 million of ordinary shares following $400 million authorization in July

NEWCASTLE & HOUSTON, October 26, 2022 — TechnipFMC plc (NYSE: FTI) (the “Company” or “TechnipFMC”) today reported third quarter 2022 results.
Summary Financial Results from Continuing Operations
Reconciliation of U.S. GAAP to non-GAAP financial measures are provided in financial schedules.

	Three Months Ended			Change
(In millions, except per share amounts)	Sep. 30, 2022	Jun. 30, 2022	Sep. 30, 2021	Sequential	Year-over-Year
Revenue	$1,733.0	$1,717.2	$1,579.4	0.9%	9.7%
Income (loss)	$5.0	$2.1	$(40.6)	138.1%	n/m
Diluted earnings (loss) per share	$0.01	$0.00	$(0.09)	n/m	n/m

Adjusted EBITDA	$185.6	$186.5	$140.6	(0.5%)	32.0%
Adjusted EBITDA margin	10.7%	10.9%	8.9%	(20 bps)	180 bps
Adjusted income (loss)	$12.7	$8.4	$(25.0)	51.2%	n/m
Adjusted diluted earnings (loss) per share	$0.03	$0.02	$(0.06)	50.0%	n/m

Inbound orders	$1,850.0	$2,201.7	$1,365.9	(16.0%)	35.4%
Backlog	$8,841.0	$9,039.4	$7,002.4	(2.2%)	26.3%
n/m - not meaningful
Total Company revenue in the third quarter was $1,733 million. Income from continuing operations attributable to TechnipFMC was $5 million, or $0.01 per diluted share. These results included after-tax charges and credits totaling $7.7 million of expense, or $0.02 per share, which included the following (Exhibit 6):
•Impairment and other charges of $3.6 million; and
•Restructuring and other charges of $4.1 million.
Adjusted income from continuing operations was $12.7 million, or $0.03 per diluted share (Exhibit 6).
Adjusted EBITDA excludes pre-tax charges and credits. Adjusted EBITDA in the period also included a foreign exchange loss of $14.5 million. When excluding the foreign exchange loss, adjusted EBITDA was $200.1 million.

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Doug Pferdehirt, Chair and CEO of TechnipFMC, stated, “Third quarter results reflect continued momentum in financial performance. Total Company revenue of $1.7 billion was a solid achievement given the currency headwind experienced during the period. Adjusted EBITDA was $200 million with a margin of 11.5% when excluding foreign exchange loss. Subsea and Surface Technologies both achieved sequential improvement in adjusted EBITDA margin in the period.”
Pferdehirt added, “In Subsea, inbound was $1.4 billion, with year-to-date orders now totaling $5.2 billion, exceeding the level achieved in all of last year. Our Subsea Opportunities list remains at a record level. This strong project pipeline and the active dialogue with our large and expanded customer base give us continued confidence that our full-year Subsea orders will approach $7 billion, up as much as 40 percent versus the prior year. Extending the outlook into 2023, we believe orders over the next five quarters will be at least $9 billion.”
“In Surface Technologies, inbound increased sequentially by approximately 65% to $449 million, representing a book-to-bill of 1.4. The strong order activity benefited from the acceleration of orders from Aramco, which was a significant achievement in the period. A large portion of these awards will result in revenue in future periods, providing us with increased visibility for continued growth in our international revenue in 2023.”
Pferdehirt continued, “We continue to see the potential for strong growth in EBITDA, cash flow and financial returns, as evidenced by our stated objective to achieve more than $1 billion of Subsea EBITDA by 2025. Further demonstrating our confidence in this outlook, we announced a new $400 million share buyback program in July, which we quickly put into action with the repurchase of $50 million of our ordinary shares in the third quarter.”
Pferdehirt concluded, “The next leg of growth in oil and gas will be fueled by offshore and the Middle East. The bold steps we took more than five years ago to create TechnipFMC have resulted in a pure-play technology company that is uniquely levered to both of these markets. Our portfolio of innovative products, solutions and disruptive commercial models has further strengthened our leadership position, and we are now taking full advantage of the market growth that lies ahead.”

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Operational and Financial Highlights

Subsea

Financial Highlights
Reconciliation of U.S. GAAP to non-GAAP financial measures are provided in financial schedules.

	Three Months Ended			Change
(In millions)	Sep. 30, 2022	Jun. 30, 2022	Sep. 30, 2021	Sequential	Year-over-Year
Revenue	$1,415.0	$1,414.6	$1,312.1	0.0%	7.8%
Operating profit	$105.0	$97.1	$23.5	8.1%	346.8%
Adjusted EBITDA	$183.8	$176.0	$146.5	4.4%	25.5%
Adjusted EBITDA margin	13.0%	12.4%	11.2%	60 bps	180 bps

Inbound orders	$1,400.8	$1,928.0	$1,116.0	(27.3%)	25.5%
Backlog[1,2,3]	$7,603.2	$7,926.3	$6,661.4	(4.1%)	14.1%

Estimated Consolidated Backlog Scheduling (In millions)	Sep. 30, 2022
2022 (3 months)	$996
2023	$3,747
2024 and beyond	$2,860
Total	$7,603
[1] Backlog as of Sep. 30, 2022 was reduced by a foreign exchange impact of $307 million.
[2] Backlog does not capture all revenue potential for Subsea Services.
[3] Backlog as of Sep. 30, 2022 does not include total Company non-consolidated backlog of $509 million.

Subsea reported third quarter revenue of $1,415 million, flat sequentially versus the second quarter. Higher project installation activity in Brazil and Guyana was offset by the negative impact of foreign exchange.
Subsea reported an operating profit of $105 million. Sequentially, operating profit benefited primarily from the higher installation activity and improved margins in backlog.
Subsea reported adjusted EBITDA of $183.8 million. Adjusted EBITDA increased by 4.4 percent when compared to the second quarter. The factors impacting operating profit also drove the sequential increase in adjusted EBITDA. Adjusted EBITDA margin improved 60 basis points to 13 percent.

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Subsea inbound orders were $1,400.8 million for the quarter. Book-to-bill was 1.0. The following awards were included in the period:
•TotalEnergies Lapa North East Project (Brazil)
Significant* engineering, procurement, construction, and installation (EPCI) contract by TotalEnergies for its Lapa North East field in the pre-salt Santos Basin offshore Brazil. TechnipFMC will reconfigure and install umbilicals and flexible pipe in a new configuration that will further secure the production of the field.
*A “significant” contract ranges between $75 million and $250 million.
•Shell Jackdaw Project (United Kingdom)
Significant* EPCI contract by Shell plc for the Jackdaw development, located in the United Kingdom North Sea. The contract covers pipelay for a 30 kilometer tieback from the new Jackdaw platform to Shell’s Shearwater platform, as well as an associated riser, spoolpieces, subsea structures, and umbilicals. The tieback will use pipe-in-pipe technology, which is designed for high pressure, high temperature use.
*A “significant” contract ranges between $75 million and $250 million.

The following award was announced in the period, but not included in third quarter inbound orders:
•ExxonMobil Gas to Energy Project (Guyana)
Significant* contract by ExxonMobil affiliate, Esso Exploration and Production Guyana Limited, for the Gas to Energy Project in Guyana. Subject to final project sanction, TechnipFMC will provide engineering, procurement, construction, and installation of subsea risers and pipelines. The project will connect the production from Liza Destiny and Unity back to shore, delivering associated gas from the field to a gas-fired power plant that will supply electricity to the community. TechnipFMC currently employs more than 85 Guyanese and expects to continue to hire and train additional local staff in support of this award.
*A “significant” contract ranges between $75 million and $250 million; the full contract award will not be included in inbound orders until the project receives final investment decision and government approvals.

Partnership and Alliance Highlights

•TechnipFMC and Halliburton Technology Alliance
TechnipFMC and Halliburton renewed their Technology Alliance after the successful completion of an initial 5-year alliance agreement. The alliance accelerates the development and commercialization of new technologies that deliver integrated production solutions that span subsea and subsurface applications. This includes fiber optic sensing, all-electric subsea field development, riserless well intervention systems and carbon capture and storage solutions and includes the award-winning Odassea™ fiber optic sensing solution for reservoir monitoring and production diagnostics.

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Surface Technologies

Financial Highlights
Reconciliation of U.S. GAAP to non-GAAP financial measures are provided in financial schedules.

	Three Months Ended			Change
(In millions)	Sep. 30, 2022	Jun. 30, 2022	Sep. 30, 2021	Sequential	Year-over-Year
Revenue	$318.0	$302.6	$267.3	5.1%	19.0%
Operating profit	$19.0	$10.0	$12.1	90.0%	57.0%
Adjusted EBITDA	$40.8	$32.4	$28.4	25.9%	43.7%
Adjusted EBITDA margin	12.8%	10.7%	10.6%	210 bps	220 bps

Inbound orders	$449.2	$273.7	$249.9	64.1%	79.8%
Backlog	$1,237.8	$1,113.1	$341.0	11.2%	263.0%

Surface Technologies reported third quarter revenue of $318 million, an increase of 5.1 percent from the second quarter. Revenue growth was strongest outside North America, with particular strength in the Middle East.
Surface Technologies reported operating profit of $19 million. Operating profit increased sequentially primarily due to higher international activity, including the progressive ramp in Middle East volume, and timing of associated costs.
Surface Technologies reported adjusted EBITDA of $40.8 million. Adjusted EBITDA increased by 25.9 percent when compared to the second quarter. The factors impacting operating profit also drove the sequential increase in adjusted EBITDA. Adjusted EBITDA margin increased by 210 basis points to 12.8 percent.
Inbound orders for the quarter were $449.2 million, an increase of 64.1 percent sequentially. Book-to-bill in the period was 1.4. The strong order activity benefited from the acceleration of orders from Aramco, a large portion of which will be consumed in future periods. Backlog ended the period at $1,237.8 million.

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Corporate and Other Items (three months ended, September 30, 2022)
Corporate expense was $25.2 million.
Foreign exchange loss was $14.5 million.
Net interest expense was $30.9 million.
The provision for income taxes was $42.7 million.
Total depreciation and amortization was $94.5 million.
Cash provided by operating activities from continuing operations was $212 million. Capital expenditures were $30.9 million. Free cash flow from continuing operations was $181.1 million (Exhibit 11).
The Company ended the period with cash and cash equivalents of $711.5 million; net debt was $655.3 million (Exhibit 10).

Share repurchase
On July 27, 2022, the Board of Directors authorized a new share repurchase program under which the Company may repurchase up to $400 million of its ordinary shares. The program represented 14 percent of the Company's outstanding ordinary shares at the time of announcement.

During the quarter, the Company repurchased 5.8 million of its ordinary shares for total consideration of $50.1 million.

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2022 Full-Year Financial Guidance1
The Company’s full-year guidance for 2022 can be found in the table below. Updates to the guidance are as follows:
•Capital expenditures of approximately $180 million, which decreased from the previous guidance of approximately $230 million.
All segment guidance assumes no further material degradation from COVID-19-related impacts. Guidance is based on continuing operations and thus excludes the impact of Technip Energies, which is reported as discontinued operations.

2022 Guidance (*Updated October 26, 2022)

Subsea	Surface Technologies
Revenue in a range of $5.2 - 5.6 billion	Revenue in a range of $1,150 - 1,300 million

EBITDA margin in a range of 11 - 12% (excluding charges and credits)	EBITDA margin in a range of 11 - 13% (excluding charges and credits)

TechnipFMC
Corporate expense, net $100 - 110 million
(includes depreciation and amortization of ~$5 million)

Net interest expense $105 - 115 million

Tax provision, as reported $100 - 110 million

Capital expenditures* approximately $180 million

Free cash flow $100 - 250 million

1 Our guidance measures of adjusted EBITDA margin and free cash flow are non-GAAP financial measures. We are unable to provide a reconciliation to comparable GAAP financial measures on a forward-looking basis without unreasonable effort because of the unpredictability of the individual components of the most directly comparable GAAP financial measure and the variability of items excluded from each such measure. Such information may have a significant, and potentially unpredictable, impact on our future financial results.

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Teleconference
The Company will host a teleconference on Thursday, October 27, 2022 to discuss the third quarter 2022 financial results. The call will begin at 1 p.m. London time (8 a.m. New York time). Webcast access and an accompanying presentation can be found at www.TechnipFMC.com.
An archived audio replay will be available after the event at the same website address. In the event of a disruption of service or technical difficulty during the call, information will be posted on our website.
Beginning with the Company’s fourth quarter 2022 financial results, the earnings release and teleconference will occur on the same day.

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###
About TechnipFMC

TechnipFMC is a leading technology provider to the traditional and new energy industries; delivering fully integrated projects, products, and services.

With our proprietary technologies and comprehensive solutions, we are transforming our clients’ project economics, helping them unlock new possibilities to develop energy resources while reducing carbon intensity and supporting their energy transition ambitions.

Organized in two business segments — Subsea and Surface Technologies — we will continue to advance the industry with our pioneering integrated ecosystems (such as iEPCI™, iFEED™ and iComplete™), technology leadership and digital innovation.

Each of our approximately 20,000 employees is driven by a commitment to our clients’ success, and a culture of strong execution, purposeful innovation, and challenging industry conventions.

TechnipFMC uses its website as a channel of distribution of material company information. To learn more about how we are driving change in the industry, go to www.TechnipFMC.com and follow us on Twitter @TechnipFMC.

This communication contains “forward-looking statements” as defined in Section 27A of the United States Securities Act of 1933, as amended, and Section 21E of the United States Securities Exchange Act of 1934, as amended. Forward-looking statements usually relate to future events and anticipated revenues, earnings, cash flows, or other aspects of our operations or operating results. Forward-looking statements are often identified by words such as “guidance,” “confident,” “believe,” “expect,” “anticipate,” “plan,” “intend,” “foresee,” “should,” “would,” “could,” “may,” “will,” “likely,” “predicated,” “estimate,” “outlook” and similar expressions, including the negative thereof. The absence of these words, however, does not mean that the statements are not forward-looking. These forward-looking statements are based on our current expectations, beliefs, and assumptions concerning future developments and business conditions and their potential effect on us. While management believes these forward-looking statements are reasonable as and when made, there can be no assurance that future developments affecting us will be those that we anticipate. All of our forward-looking statements involve risks and uncertainties (some of which are significant or beyond our control) and assumptions that could cause actual results to differ materially from our historical experience and our present expectations or projections, including unpredictable trends in the demand for and price of crude oil and natural gas; competition and unanticipated changes relating to competitive factors in our industry, including ongoing industry consolidation; the COVID-19 pandemic and its impact on the demand for our products and services; our inability to develop, implement and protect new technologies and services; the cumulative loss of major contracts, customers or alliances; disruptions in the political, regulatory, economic and social conditions of the countries in which we conduct business; the refusal of DTC and Euroclear to act as depository and clearing agencies for our shares; the United Kingdom’s withdrawal from the European Union; the impact of our existing and future indebtedness and the restrictions on our operations by terms of the agreements governing our existing indebtedness; the risks caused by our acquisition and divestiture activities; the risks caused by fixed-price contracts; any delays and cost overruns of new capital asset construction projects for vessels and manufacturing facilities; our failure to deliver our backlog; our reliance on subcontractors, suppliers and our joint venture partners; a failure or breach of our IT infrastructure or that of our subcontractors, suppliers or joint venture partners, including as a result of cyber-attacks; the risks of pirates endangering our maritime employees and assets; potential liabilities inherent in the industries in which we operate or have operated; our failure to comply with numerous laws and regulations, including those related to environmental protection, health and safety, labor and employment, import/export controls, currency exchange, bribery and corruption, taxation, privacy, data protection and data

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security; the additional restrictions on dividend payouts or share repurchases as an English public limited company; uninsured claims and litigation against us, including intellectual property litigation; tax laws, treaties and regulations and any unfavorable findings by relevant tax authorities; the uncertainties related to the anticipated benefits or our future liabilities in connection with the spin-off of Technip Energies; any negative changes in Technip Energies’ results of operations, cash flows and financial position, which impact the value of our remaining investment therein; potential departure of our key managers and employees; adverse seasonal and weather conditions and unfavorable currency exchange rate and risk in connection with our defined benefit pension plan commitments and other risks as discussed in Part I, Item 1A, “Risk Factors” of our Annual Report on Form 10-K for the fiscal year ended December 31, 2021 and Part II, Item 1A, “Risk Factors” of our subsequently filed Quarterly Reports on Form 10-Q.

We caution you not to place undue reliance on any forward-looking statements, which speak only as of the date hereof. We undertake no obligation to publicly update or revise any of our forward-looking statements after the date they are made, whether as a result of new information, future events or otherwise, except to the extent required by law.

Contacts

Investor relations

Matt Seinsheimer
Senior Vice President, Investor Relations and Corporate Development
Tel: +1 281 260 3665
Email: Matt Seinsheimer

James Davis
Senior Manager, Investor Relations
Tel: +1 281 260 3665
Email: James Davis
Media relations Nicola Cameron Vice President, Corporate Communications Tel: +44 383 742 297 Email: Nicola Cameron Catie Tuley Director, Public Relations Tel: +1 281 591 5405 Email: Catie Tuley

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Exhibit 1
TECHNIPFMC PLC AND CONSOLIDATED SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In millions, except per share data)

	(Unaudited)
	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,
	2022	2022	2021	2022	2021

Revenue	$1,733.0	$1,717.2	$1,579.4	$5,006.0	$4,880.2
Costs and expenses	1,652.2	1,640.2	1,543.4	4,837.8	4,810.5
	80.8	77.0	36.0	168.2	69.7

Other income, net	3.5	7.3	(35.9)	57.0	19.2
Income (loss) from investment in Technip Energies	—	0.8	28.5	(27.7)	351.8

Income before net interest expense and income taxes	84.3	85.1	28.6	197.5	440.7
Net interest expense	(30.9)	(27.7)	(39.3)	(92.5)	(109.0)
Loss on early extinguishment of debt	—	(29.8)	(16.0)	(29.8)	(39.5)

Income (loss) before income taxes	53.4	27.6	(26.7)	75.2	292.2
Provision for income taxes	42.7	19.8	12.3	91.0	71.7

Income (loss) from continuing operations	10.7	7.8	(39.0)	(15.8)	220.5
Net (income) from continuing operations attributable to non-controlling interests	(5.7)	(5.7)	(1.6)	(19.4)	(5.5)
Income (loss) from continuing operations attributable to TechnipFMC plc	5.0	2.1	(40.6)	(35.2)	215.0

Income (loss) from discontinued operations	(15.3)	—	8.4	(34.7)	(44.1)
Income from discontinued operations attributable to non-controlling interests	—	—	—	—	(1.9)
Net income (loss) attributable to TechnipFMC plc	$(10.3)	$2.1	$(32.2)	$(69.9)	$169.0

Earnings (loss) per share from continuing operations
Basic	$0.01	$0.00	$(0.09)	$(0.08)	$0.48
Diluted	$0.01	$0.00	$(0.09)	$(0.08)	$0.47

Earnings (loss) per share from discontinued operations
Basic and diluted	$(0.03)	$0.00	$0.02	$(0.08)	$(0.10)

Earnings (loss) per share attributable to TechnipFMC plc
Basic	$(0.02)	$0.00	$(0.07)	$(0.16)	$0.38
Diluted	$(0.02)	$0.00	$(0.07)	$(0.16)	$0.37

Weighted average shares outstanding:
Basic	450.1	452.2	450.7	451.1	450.4
Diluted	458.1	456.8	450.7	451.1	454.7

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Exhibit 2
TECHNIPFMC PLC AND CONSOLIDATED SUBSIDIARIES
BUSINESS SEGMENT DATA
(In millions)

	(Unaudited)
	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,
	2022	2022	2021	2022	2021
Revenue

Subsea	$1,415.0	$1,414.6	$1,312.1	$4,118.7	$4,092.9
Surface Technologies	318.0	302.6	267.3	887.3	787.3
	$1,733.0	$1,717.2	$1,579.4	$5,006.0	$4,880.2

Segment operating profit
Subsea	$105.0	$97.1	$23.5	$256.1	$132.9
Surface Technologies	19.0	10.0	12.1	32.7	33.2
Total segment operating profit	124.0	107.1	35.6	288.8	166.1

Corporate items
Corporate expense (1)	$(25.2)	$(22.0)	$(29.3)	$(76.7)	$(88.4)
Net interest expense and loss on early extinguishment of debt	(30.9)	(57.5)	(55.3)	(122.3)	(148.5)
Income (loss) from investment in Technip Energies	—	0.8	28.5	(27.7)	351.8
Foreign exchange gains (losses)	(14.5)	(0.8)	(6.2)	13.1	11.2
Total corporate items	(70.6)	(79.5)	(62.3)	(213.6)	126.1

Income (loss) before income taxes (2)	$53.4	$27.6	$(26.7)	$75.2	$292.2

(1)    Corporate expense primarily includes corporate staff expenses, share-based compensation expenses, and other employee benefits.
(2)    Includes amounts attributable to non-controlling interests.

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Exhibit 3
TECHNIPFMC PLC AND CONSOLIDATED SUBSIDIARIES
BUSINESS SEGMENT DATA
(In millions, unaudited)

	Three Months Ended			Nine Months Ended
Inbound Orders (1)	September 30,	June 30,	September 30,	September 30,
	2022	2022	2021	2022	2021

Subsea	$1,400.8	$1,928.0	$1,116.0	$5,222.4	$3,926.1
Surface Technologies	449.2	273.7	249.9	1,014.2	721.4
Total inbound orders	$1,850.0	$2,201.7	$1,365.9	$6,236.6	$4,647.5

Order Backlog (2)	September 30, 2022	June 30, 2022	September 30, 2021

Subsea	$7,603.2	$7,926.3	$6,661.4
Surface Technologies	1,237.8	1,113.1	341.0
Total order backlog	$8,841.0	$9,039.4	$7,002.4

(1)    Inbound orders represent the estimated sales value of confirmed customer orders received during the reporting period.
(2)    Order backlog is calculated as the estimated sales value of unfilled, confirmed customer orders at the reporting date.

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Exhibit 4
TECHNIPFMC PLC AND CONSOLIDATED SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In millions)

	(Unaudited)
	September 30, 2022	December 31, 2021

Cash and cash equivalents	$711.5	$1,327.4
Trade receivables, net	1,048.8	911.9
Contract assets, net	1,023.9	966.0
Inventories, net	1,031.6	1,031.9
Other current assets	943.2	787.0
Investment in Technip Energies	—	317.3
Total current assets	4,759.0	5,341.5

Property, plant and equipment, net	2,258.2	2,597.2
Intangible assets, net	734.2	813.7
Other assets	1,307.5	1,267.7
Total assets	$9,058.9	$10,020.1

Short-term debt and current portion of long-term debt	$231.9	$277.6
Accounts payable, trade	1,299.4	1,294.3
Contract liabilities	711.1	1,012.9
Other current liabilities	1,496.6	1,267.0
Total current liabilities	3,739.0	3,851.8

Long-term debt, less current portion	1,134.9	1,727.3
Other liabilities	1,010.7	1,022.6
TechnipFMC plc stockholders’ equity	3,146.9	3,402.7
Non-controlling interests	27.4	15.7
Total liabilities and equity	$9,058.9	$10,020.1

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Exhibit 5
TECHNIPFMC PLC AND CONSOLIDATED SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions, unaudited)

(In millions)	Three Months Ended September 30,	Nine Months Ended September 30,
	2022	2022	2021
Cash provided (required) by operating activities
Net income (loss)	$(4.6)	$(50.5)	$176.4
Net loss from discontinued operations	15.3	34.7	44.1
Adjustments to reconcile income (loss) from continuing operations to cash provided (required) by operating activities
Depreciation and amortization	94.5	284.4	289.7
Impairments	3.6	4.7	20.9
Employee benefit plan and share-based compensation costs	9.9	27.0	22.5
Deferred income tax benefit	(10.3)	(21.1)	(39.0)
(Income) loss from investment in Technip Energies	—	27.7	(351.8)
Unrealized (gain) loss on derivative instruments and foreign exchange	29.7	66.4	(19.3)
Loss (income) from equity affiliates, net of dividends received	(13.8)	(23.1)	9.4
Loss on early extinguishment of debt	—	29.8	39.5
Other	0.5	2.9	(19.0)
Changes in operating assets and liabilities, net of effects of acquisitions
Trade receivables, net and contract assets	(52.3)	(375.1)	(320.0)
Inventories, net	16.1	(27.4)	165.9
Accounts payable, trade	107.8	134.7	78.0
Contract liabilities	(66.3)	(242.7)	(104.8)
Income taxes payable, net	16.6	(19.0)	178.9
Other current assets and liabilities, net	41.3	(93.5)	57.4
Other non-current assets and liabilities, net	24.0	25.8	2.7
Cash provided (required) by operating activities from continuing operations	212.0	(214.3)	231.5
Cash provided by operating activities from discontinued operations	—	—	66.3
Cash provided (required) by operating activities	212.0	(214.3)	297.8

Cash provided (required) by investing activities
Capital expenditures	(30.9)	(94.3)	(131.2)
Proceeds from redemption of debt securities	9.2	9.7	27.4
Payment to acquire debt securities	—	—	(29.1)
Proceeds from sales of assets	5.5	13.4	95.7
Proceeds from sale of investment in Technip Energies	—	288.5	784.5
Proceeds from repayment of advances to joint venture	—	12.5	12.5
Other	—	(16.5)	—
Cash provided (required) by investing activities from continuing operations	(16.2)	213.3	759.8
Cash required by investing activities from discontinued operations	—	—	(4.5)
Cash provided (required) by investing activities	(16.2)	213.3	755.3

Cash required by financing activities
Net decrease in short-term debt	(31.2)	(204.7)	(31.3)
Net change in revolving credit facility and commercial paper	(20.0)	150.0	(974.3)
Proceeds from issuance of long-term debt	—	—	1,164.4
Repayments of long-term debt	—	(451.7)	(1,242.2)
Share repurchases	(50.1)	(50.1)	—
Payments for debt issuance costs	—	—	(53.5)
Acquisition of non-controlling interest	—	—	(48.6)
Other	(64.8)	(70.3)	(3.8)
Cash required by financing activities from continuing operations	(166.1)	(626.8)	(1,189.3)
Cash required by financing activities from discontinued operations	—	—	(3,617.7)
Cash required by financing activities	(166.1)	(626.8)	(4,807.0)
Effect of changes in foreign exchange rates on cash and cash equivalents	(3.1)	11.9	(19.9)
Change in cash and cash equivalents	26.6	(615.9)	(3,773.8)
Cash and cash equivalents, beginning of period	684.9	1,327.4	4,807.8
Cash and cash equivalents, end of period	$711.5	$711.5	$1,034.0

TechnipFMC.com	Page 15 of 25

Exhibit 6
TECHNIPFMC PLC AND CONSOLIDATED SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In millions, unaudited)

Charges and Credits
In addition to financial results determined in accordance with U.S. generally accepted accounting principles (GAAP), the third quarter 2022 Earnings Release also includes non-GAAP financial measures (as defined in Item 10 of Regulation S-K of the Securities Exchange Act of 1934, as amended) and describes performance on a year-over-year basis against 2021 results and measures. Net income, excluding charges and credits, as well as measures derived from it (including Diluted EPS, excluding charges and credits; Income before net interest expense and taxes, excluding charges and credits ("Adjusted Operating profit"); Depreciation and amortization, excluding charges and credits; Earnings before net interest expense, income taxes, depreciation and amortization, excluding charges and credits ("Adjusted EBITDA"); and Adjusted EBITDA, excluding foreign exchange gains or losses); and net debt) are non-GAAP financial measures. Management believes that the exclusion of charges and credits from these financial measures enables investors and management to more effectively evaluate TechnipFMC's operations and consolidated results of operations period-over-period, and to identify operating trends that could otherwise be masked or misleading to both investors and management by the excluded items. These measures are also used by management as performance measures in determining certain incentive compensation. The foregoing non-GAAP financial measures should be considered by investors in addition to, not as a substitute for or superior to, other measures of financial performance prepared in accordance with GAAP. The following is a reconciliation of the most comparable financial measures under GAAP to the non-GAAP financial measures.

	Three Months Ended
	September 30, 2022
	Income from continuing operations attributable to TechnipFMC plc	Income attributable to non-controlling interests from continuing operations	Provision for income taxes	Net interest expense and loss on early extinguishment of debt	Income before net interest expense and income taxes (Operating profit)	Depreciation and amortization	Earnings before net interest expense, income taxes, depreciation and amortization (EBITDA)
TechnipFMC plc, as reported	$5.0	$5.7	$42.7	$30.9	$84.3	$94.5	$178.8

Charges and (credits):
Impairment and other charges	3.6	—	—	—	3.6	—	3.6
Restructuring and other charges	4.1	—	(0.9)	—	3.2	—	3.2
Adjusted financial measures	$12.7	$5.7	$41.8	$30.9	$91.1	$94.5	$185.6

Diluted earnings per share from continuing operations attributable to TechnipFMC plc, as reported	$0.01
Adjusted diluted earnings per share from continuing operations attributable to TechnipFMC plc	$0.03

	Three Months Ended
	June 30, 2022
	Income from continuing operations attributable to TechnipFMC plc	Income attributable to non-controlling interests from continuing operations	Provision for income taxes	Net interest expense and loss on early extinguishment of debt	Income before net interest expense and income taxes (Operating profit)	Depreciation and amortization	Earnings before net interest expense, income taxes, depreciation and amortization (EBITDA)
TechnipFMC plc, as reported	$2.1	$5.7	$19.8	$57.5	$85.1	$94.0	$179.1

Charges and (credits):
Restructuring and other charges	7.1	—	1.1	—	8.2	—	8.2
Income from investment in Technip Energies	(0.8)	—	—	—	(0.8)	—	(0.8)
Adjusted financial measures	$8.4	$5.7	$20.9	$57.5	$92.5	$94.0	$186.5

Diluted earnings per share from continuing operations attributable to TechnipFMC plc, as reported	$0.00
Adjusted diluted earnings per share from continuing operations attributable to TechnipFMC plc	$0.02

TechnipFMC.com	Page 16 of 25

Exhibit 6

TECHNIPFMC PLC AND CONSOLIDATED SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In millions, unaudited)

	Three Months Ended
	September 30, 2021
	Loss from continuing operations attributable to TechnipFMC plc	Income attributable to non-controlling interests from continuing operations	Provision for income taxes	Net interest expense and loss on early extinguishment of debt	Income (loss) before net interest expense and income taxes (Operating profit)	Depreciation and amortization	Earnings before net interest expense, income taxes, depreciation and amortization (EBITDA)
TechnipFMC plc, as reported	$(40.6)	$1.6	$12.3	$55.3	$28.6	$96.5	$125.1

Charges and (credits):
Impairment and other charges	38.0	—	—	—	38.0	—	38.0
Restructuring and other charges	6.1	—	(0.1)	—	6.0	—	6.0
Income from investment in Technip Energies	(28.5)	—	—	—	(28.5)	—	(28.5)
Adjusted financial measures	$(25.0)	$1.6	$12.2	$55.3	$44.1	$96.5	$140.6

Diluted loss per share from continuing operations attributable to TechnipFMC plc, as reported	$(0.09)
Adjusted diluted loss per share from continuing operations attributable to TechnipFMC plc	$(0.06)

TechnipFMC.com	Page 17 of 25

Exhibit 7
TECHNIPFMC PLC AND CONSOLIDATED SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In millions, unaudited)

Charges and Credits
In addition to financial results determined in accordance with U.S. generally accepted accounting principles (GAAP), the third quarter 2022 Earnings Release also includes non-GAAP financial measures (as defined in Item 10 of Regulation S-K of the Securities Exchange Act of 1934, as amended) and describes performance on a year-over-year basis against 2021 results and measures. Net income, excluding charges and credits, as well as measures derived from it (including Diluted EPS, excluding charges and credits; Income before net interest expense and taxes, excluding charges and credits ("Adjusted Operating profit"); Depreciation and amortization, excluding charges and credits; Earnings before net interest expense, income taxes, depreciation and amortization, excluding charges and credits ("Adjusted EBITDA"); and Adjusted EBITDA, excluding foreign exchange gains or losses); and net debt) are non-GAAP financial measures. Management believes that the exclusion of charges and credits from these financial measures enables investors and management to more effectively evaluate TechnipFMC's operations and consolidated results of operations period-over-period, and to identify operating trends that could otherwise be masked or misleading to both investors and management by the excluded items. These measures are also used by management as performance measures in determining certain incentive compensation. The foregoing non-GAAP financial measures should be considered by investors in addition to, not as a substitute for or superior to, other measures of financial performance prepared in accordance with GAAP. The following is a reconciliation of the most comparable financial measures under GAAP to the non-GAAP financial measures.

	Nine Months Ended
	September 30, 2022
	Income (loss) from continuing operations attributable to TechnipFMC plc	Income attributable to non-controlling interests from continuing operations	Provision for income taxes	Net interest expense and loss on early extinguishment of debt	Income before net interest expense and income taxes (Operating profit)	Depreciation and amortization	Earnings before net interest expense, income taxes, depreciation and amortization (EBITDA)
TechnipFMC plc, as reported	$(35.2)	$19.4	$91.0	$122.3	$197.5	$284.4	$481.9

Charges and (credits):
Impairment and other charges	4.7	—	—	—	4.7	—	4.7
Restructuring and other charges	10.9	—	0.4	—	11.3	—	11.3
Loss from investment in Technip Energies	27.7	—	—	—	27.7	—	27.7
Adjusted financial measures	$8.1	$19.4	$91.4	$122.3	$241.2	$284.4	$525.6

Diluted loss per share from continuing operations attributable to TechnipFMC plc, as reported	$(0.08)
Adjusted diluted earnings per share from continuing operations attributable to TechnipFMC plc	$0.02

TechnipFMC.com	Page 18 of 25

Exhibit 7
TECHNIPFMC PLC AND CONSOLIDATED SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In millions, unaudited)

	Nine Months Ended
	September 30, 2021
	Income (loss) from continuing operations attributable to TechnipFMC plc	Income attributable to non-controlling interests from continuing operations	Provision for income taxes	Net interest expense and loss on early extinguishment of debt	Income before net interest expense and income taxes (Operating profit)	Depreciation and amortization	Earnings before net interest expense, income taxes, depreciation and amortization (EBITDA)
TechnipFMC plc, as reported	$215.0	$5.5	$71.7	$148.5	$440.7	$289.7	$730.4

Charges and (credits):
Impairment and other charges	57.6	—	—	—	57.6	—	57.6
Restructuring and other charges	13.7	—	0.2	—	13.9	—	13.9
Income from Investment in Technip Energies	(351.8)	—	—	—	(351.8)	—	(351.8)
Adjusted financial measures	$(65.5)	$5.5	$71.9	$148.5	$160.4	$289.7	$450.1

Diluted earnings per share from continuing operations attributable to TechnipFMC plc, as reported	$0.47
Adjusted diluted loss per share from continuing operations attributable to TechnipFMC plc	$(0.14)

TechnipFMC.com	Page 19 of 25

Exhibit 8
TECHNIPFMC PLC AND CONSOLIDATED SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In millions, unaudited)

	Three Months Ended
	September 30, 2022
	Subsea	Surface Technologies	Corporate Expense	Foreign Exchange, net and Other	Total
Revenue	$1,415.0	$318.0	$—	$—	$1,733.0

Operating profit (loss), as reported (pre-tax)	$105.0	$19.0	$(25.2)	$(14.5)	$84.3

Charges and (credits):
Impairment and other charges	1.9	1.7	—	—	3.6
Restructuring and other charges	1.4	1.8	—	—	3.2
Subtotal	3.3	3.5	—	—	6.8

Adjusted Operating profit (loss)	108.3	22.5	(25.2)	(14.5)	91.1

Depreciation and amortization	75.5	18.3	0.7	—	94.5

Adjusted EBITDA	$183.8	$40.8	$(24.5)	$(14.5)	$185.6

Operating profit margin, as reported	7.4%	6.0%			4.9%

Adjusted Operating profit margin	7.7%	7.1%			5.3%

Adjusted EBITDA margin	13.0%	12.8%			10.7%

	Three Months Ended
	June 30, 2022
	Subsea	Surface Technologies	Corporate Expense	Foreign Exchange, net and Other	Total
Revenue	$1,414.6	$302.6	$—	$—	$1,717.2

Operating profit (loss), as reported (pre-tax)	$97.1	$10.0	$(22.0)	$—	$85.1

Charges and (credits):
Restructuring and other charges	2.6	5.4	0.2	—	8.2
Income from investment in Technip Energies	—	—	—	(0.8)	(0.8)
Subtotal	2.6	5.4	0.2	(0.8)	7.4

Adjusted Operating profit (loss)	99.7	15.4	(21.8)	(0.8)	92.5

Depreciation and amortization	76.3	17.0	0.7	—	94.0

Adjusted EBITDA	$176.0	$32.4	$(21.1)	$(0.8)	$186.5

Operating profit margin, as reported	6.9%	3.3%			5.0%

Adjusted Operating profit margin	7.0%	5.1%			5.4%

Adjusted EBITDA margin	12.4%	10.7%			10.9%

TechnipFMC.com	Page 20 of 25

Exhibit 8
TECHNIPFMC PLC AND CONSOLIDATED SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In millions, unaudited)

	Three Months Ended
	September 30, 2021
	Subsea	Surface Technologies	Corporate Expense	Foreign Exchange, net	Total
Revenue	$1,312.1	$267.3	$—	$—	$1,579.4

Operating profit (loss), as reported (pre-tax)	$23.5	$12.1	$(29.3)	$22.3	$28.6

Charges and (credits):
Impairment and other charges	38.0	—	—	—	38.0
Restructuring and other charges	5.6	—	0.4	—	6.0
Income from investment in Technip Energies	—	—	—	(28.5)	(28.5)
Subtotal	43.6	—	0.4	(28.5)	15.5

Adjusted Operating profit (loss)	67.1	12.1	(28.9)	(6.2)	44.1

Depreciation and amortization	79.4	16.3	0.8	—	96.5

Adjusted EBITDA	$146.5	$28.4	$(28.1)	$(6.2)	$140.6

Operating profit margin, as reported	1.8%	4.5%			1.8%

Adjusted Operating profit margin	5.1%	4.5%			2.8%

Adjusted EBITDA margin	11.2%	10.6%			8.9%

TechnipFMC.com	Page 21 of 25

Exhibit 9
TECHNIPFMC PLC AND CONSOLIDATED SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In millions, unaudited)

	Nine Months Ended
	September 30, 2022
	Subsea	Surface Technologies	Corporate Expense	Foreign Exchange, net and Other	Total
Revenue	$4,118.7	$887.3	$—	$—	$5,006.0

Operating profit (loss), as reported (pre-tax)	$256.1	$32.7	$(76.7)	$(14.6)	$197.5

Charges and (credits):
Impairment and other charges	1.9	2.8	—	—	4.7
Restructuring and other charges	0.6	7.7	3.0	—	11.3
Loss from investment in Technip Energies	—	—	—	27.7	27.7
Subtotal	2.5	10.5	3.0	27.7	43.7

Adjusted Operating profit (loss)	258.6	43.2	(73.7)	13.1	241.2

Depreciation and amortization	230.2	52.0	2.2	—	284.4

Adjusted EBITDA	$488.8	$95.2	$(71.5)	$13.1	$525.6

Operating profit margin, as reported	6.2%	3.7%			3.9%

Adjusted Operating profit margin	6.3%	4.9%			4.8%

Adjusted EBITDA margin	11.9%	10.7%			10.5%

TechnipFMC.com	Page 22 of 25

Exhibit 9
TECHNIPFMC PLC AND CONSOLIDATED SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In millions, unaudited)

	Nine Months Ended
	September 30, 2021
	Subsea	Surface Technologies	Corporate Expense	Foreign Exchange, net	Total
Revenue	$4,092.9	$787.3	$—	$—	$4,880.2

Operating loss, as reported (pre-tax)	$132.9	$33.2	$(88.4)	$363.0	$440.7

Charges and (credits):
Impairment and other charges	54.3	0.3	3.0	—	57.6
Restructuring and other charges	10.0	3.5	0.4	—	13.9
Income from investment in Technip Energies	—	—	—	(351.8)	(351.8)
Subtotal	64.3	3.8	3.4	(351.8)	(280.3)

Adjusted Operating profit (loss)	197.2	37.0	(85.0)	11.2	160.4

Depreciation and amortization	238.5	48.5	2.7	—	289.7

Adjusted EBITDA	$435.7	$85.5	$(82.3)	$11.2	$450.1

Operating profit margin, as reported	3.2%	4.2%			9.0%

Adjusted Operating profit margin	4.8%	4.7%			3.3%

Adjusted EBITDA margin	10.6%	10.9%			9.2%

TechnipFMC.com	Page 23 of 25

Exhibit 10
TECHNIPFMC PLC AND CONSOLIDATED SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In millions, unaudited)

	September 30, 2022	June 30, 2022	September 30, 2021
Cash and cash equivalents	$711.5	$684.9	$1,034.0
Short-term debt and current portion of long-term debt	(231.9)	(274.0)	(282.2)
Long-term debt, less current portion	(1,134.9)	(1,200.7)	(1,973.6)
Net debt	$(655.3)	$(789.8)	$(1,221.8)

Net debt, is a non-GAAP financial measure reflecting cash and cash equivalents, net of debt. Management uses this non-GAAP financial measure to evaluate our capital structure and financial leverage. We believe net debt is a meaningful financial measure that may assist investors in understanding our financial condition and recognizing underlying trends in our capital structure. Net debt should not be considered an alternative to, or more meaningful than, cash and cash equivalents as determined in accordance with GAAP or as an indicator of our operating performance or liquidity.

TechnipFMC.com	Page 24 of 25

Exhibit 11
TECHNIPFMC PLC AND CONSOLIDATED SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In millions, unaudited)

	Three Months Ended September 30,	Nine Months Ended September 30,
	2022	2022	2021
Cash provided (required) by operating activities from continuing operations	$212.0	$(214.3)	$231.5
Capital expenditures	(30.9)	(94.3)	(131.2)
Free cash flow (deficit) from continuing operations	$181.1	$(308.6)	$100.3

Free cash flow (deficit) from continuing operations, is a non-GAAP financial measure and is defined as cash provided by operating activities less capital expenditures. Management uses this non-GAAP financial measure to evaluate our financial condition. We believe from continuing operations, free cash flow (deficit) from continuing operations is a meaningful financial measure that may assist investors in understanding our financial condition and results of operations.

TechnipFMC.com	Page 25 of 25